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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of FIRSTENERGY CORP. of our report dated February 10, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in GPU, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 22, 2000